UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	54-2040781
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Notes due 2028	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-261398

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the 7.75% notes due 2028 (the “Notes”) of Gladstone Capital Corporation, a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Notes” in the final prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on August 14, 2023 with the Securities and Exchange Commission. The final prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File No. 333-261398), which was filed with the Securities and Exchange Commission on November 29, 2021 and declared effective on December 22, 2021. The Notes are expected to be listed on The Nasdaq Global Select Market under the symbol “GLADZ.”

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement to the Articles of Incorporation, incorporated by reference to Exhibit 99.a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-63700), filed July 27, 2001.

3.2	Articles Supplementary for 6.25% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 814-00237), filed May 31, 2023.

3.3	By-laws, incorporated by reference to Exhibit 99.b to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-63700), filed July 27, 2001.

3.4	Amendment to By-laws, incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q (File No. 814-00237), filed February 17, 2004.

3.5	Second Amendment to By-laws, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 814-00237), filed July 10, 2007.

3.6	Third Amendment to By-laws, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 814-00237), filed June 10, 2011.

3.7	Fourth Amendment to By-laws, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 814-00237), filed November 29, 2016.

4.1	Form of Certificate for Common Stock, incorporated by reference to Exhibit 99.d.2 to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-63700), filed August 23, 2001.

4.2	Form of Certificate for 6.25% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00237), filed May 31, 2023.

4.3	Indenture between the Registrant and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, dated November 6, 2018, incorporated by reference to Exhibit 2.d.10 to Post-Effective Amendment No. 7 to the Registration Statement on Form N-2 (File No. 333-208637), filed November 6, 2018.

4.4	Fifth Supplemental Indenture between the Registrant and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), dated as of August 17, 2023, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00237), filed August 17, 2023.

4.5	Form of Global Note with respect to the 7.75% Notes due 2028, incorporated by reference to Exhibit 4.4 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 17, 2023	GLADSTONE CAPITAL CORPORATION

	By:	/s/ David Gladstone
	Name:	David Gladstone
	Title:	Chairman of the Board and Chief Executive Officer